                                                                   EXHIBIT 10.37
                                                                   -------------


                            ASSET PURCHASE AGREEMENT
                            ------------------------

     THIS AGREEMENT is entered into this 14th day of November, 1997, but effective as of October 1, 1997 (the "Effective Date"), by and among CCI Acquisition, Inc., a Florida corporation ("PURCHASER"), InfoCure Corporation, a Delaware corporation and sole Shareholder of PURCHASER ("InfoCure"), Commercial Computers, Inc., a Florida corporation ("SELLER"), Marjorie Willensky ("M. Willensky") and Harvey Willensky ("H. Willensky") (M. Willensky and H. Willensky sometimes referred to collectively as the "Shareholders"). PURCHASER, InfoCure, SELLER and the Shareholders are referred to collectively as the "Parties."


                                   RECITALS:

     A. SELLER is in the business of selling and maintaining computer hardware and software to medical providers (the "Health Care Business") and the aviation industry.

     B. SELLER desires to sell to PURCHASER and PURCHASER desires to purchase substantially all of the assets of SELLER's Health Care Business. The parties acknowledge that SELLER shall retain, and continue to operate, the aviation portion of its business.

     C. SELLER desires PURCHASER to assume and PURCHASER desires to assume the Liabilities of SELLER's Health Care Business.


THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1.  SALE AND PURCHASE OF ASSETS.
            ---------------------------

     1.1  Sale and Purchase.    SELLER agrees to sell and PURCHASER agrees to
          -----------------
purchase the assets of SELLER's Health Care Business owned by the SELLER as of the Effective Date or in which SELLER has any right, title or interest, on the Closing Date, including, but not limited to, tangible and intangible personal property, customer lists, all software, hardware and other intellectual property used in connection with the Health Care Business, goodwill, furniture, fixtures, and equipment, owned or used by SELLER in connection with its Health Care Business and all profits (or losses) generated in the ordinary course of business from the operation by SELLER of the Health Care Business between the Effective Date and the Closing Date, all as specifically enumerated in EXHIBITS
                                                                       --------
A, L, M and W attached hereto and all rights under all contracts referenced in
-  -  -     -
EXHIBITS B or E or relating to the customers disclosed in EXHIBIT B, and
----------    -                                           ---------
hereinafter referred to as the "Assets."

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     1.2  Specific Exclusions.    Without expanding the property to be conveyed
          -------------------
pursuant to Section 1.1 above, the parties agree that the following assets of SELLER are specifically excluded from the purchase and sale hereunder:

          1.2.1 The consideration delivered to SELLER pursuant to this agreement for the Assets;

          1.2.2 The right of the SELLER to enforce the obligations of PURCHASER to pay or discharge the Liabilities and obligations of the SELLER assumed by PURCHASER and all other rights of the SELLER under this Agreement;

          1.2.3 The SELLER's articles of incorporation, corporate seals, minute books, stock books, and other corporate records having exclusively to do with the corporate organization and capitalization of the SELLER;

          1.2.4 Shares of the capital stock of the SELLER, including shares held by the SELLER as treasury shares;

          1.2.5 SELLER's accounts receivable, including those of the Health Care Business;

          1.2.6 Those assets ("Shared Assets") relating to the aviation portion of SELLER's business which are not utilized in the Health Care Business (other than those certain assets owned by SELLER and leased to PURCHASER pursuant to the Sublease and Facilities Sharing Agreement set forth on EXHIBIT X) and which
                                                           ---------
are not set forth on EXHIBIT A; and
                     ---------

          1.2.7 SELLER's corporate name, Commercial Computers, Inc., subject to PURCHASER's right to use such name in perpetuity pursuant to the Tradename Restriction Agreement described on EXHIBIT U.
                                   ---------

     1.3  Purchase Price.    The total purchase price of the Assets is
          --------------
$1,225,000.00, [HAND CHANGED TO $1,231,468.00, INITIALED MW,HW] subject to Adjustments and Prorations as herein set forth, plus the Assumed Liabilities (as hereinafter defined), payable as follows:

          1.3.1 Delivery to SELLER at Closing of an unsecured promissory note (the "Long-Term Note"), issued by PURCHASER and InfoCure, as co-makers, in the principal amount of $612,500.00 (with all documentary stamps required by law affixed thereto), bearing interest at six percent (6%) per annum, convertible under certain circumstances, in whole or in part, into common capital stock of PURCHASER as more particularly set forth in EXHIBIT A-1, prepayable without
                                            -----------
penalty, but upon prior notice, with a maturity date three (3) years from the date of Closing, and otherwise as substantially set forth on EXHIBIT A-1.
                                                             -----------

          1.3.2 The balance of the Purchase Price constituting the sum of $612,500.00 shall be made by delivery to SELLER at Closing of an unsecured promissory note (the "Short-

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

Term Note"), issued by PURCHASER and InfoCure, as co-makers, which shall be due and payable on January 1, 1998, without demand, notice, protest or other notice of any kind, all of which are hereby expressly waived, and shall be otherwise in substantially the form of EXHIBIT A-2 attached
                          -----------
hereto.

     1.4  Gross Profit Adjustment.    For the six (6) month period beginning
          -----------------------
October 1, 1997, and ending March 31, 1998, for every dollar of Gross Profit in excess of $603,000.00, SELLER shall receive a multiple of five (5) times such excess subject to a maximum payment (the "Earn-Out Payment") of $250,000.00.
For purposes of this paragraph "Gross Profit" shall be defined and calculated as set forth on EXHIBIT A- 3 by BDO Seidman, L.L.P. (the "Accountants"). Fifty
             ------------
percent (50%) of the Earn-Out Payment, if any, due to SELLER shall be made by PURCHASER on or before June 30, 1998, by delivery of a certified check or wire transfer of funds to an account specified by SELLER. The other fifty percent (50%) of the Earn-Out Payment shall be paid to SELLER by delivery of a promissory note in the face amount of such fifty percent (50%) of the Earn-Out Payment and providing terms identical in the form of the Long-Term Note, which note shall be dated as of March 31, 1998. In the event SELLER disagrees with PURCHASER's calculation of the Earn-Out Payment, SELLER shall have the right, upon reasonable notice, to examine PURCHASER's books and records relating to the Assets and Assumed Liabilities.

     1.5  Net Worth Adjustment.    If the Net Worth of SELLER at Closing is
          --------------------
greater than zero (0), the Purchase Price shall be increased by the difference between the actual Net Worth and zero (0). If the Net Worth of SELLER at Closing is less than zero (0) the Purchase Price shall be reduced by the difference between zero (0) and the actual Net Worth. Increases or reductions, as the case may be, in the Purchase Price shall be made in equal portions to the Short-Term and Long-Term Notes. For purposes of this paragraph "Net Worth" shall be based upon a calculation of the net worth of the Health Care Business being acquired by PURCHASER as of the opening of business on October 1, 1997, prepared by the Accountants in the manner described in EXHIBIT A-4. In order to
                                                       -----------
ensure the parties hereto that both the Earn-Out and the Net Worth portions of the Purchase Price are computed by the Accountants in accordance with this Agreement in a fair and disinterested manner, the parties agree as follows:
Each party shall have the right to examine during normal business hours such books and records of the other party as may be reasonably necessary in order to verify any determination of the Accountants under this Agreement. If any party disagrees with any such determination, then that party may submit, at its sole expense, within thirty (30) days, an alternate determination prepared by a certified public accountant, which the other party may accept or reject in its reasonable discretion. If the other party rejects the alternate determination, then the contesting party shall be entitled to submit such dispute to a certified public accountant acceptable to both parties who shall determine the accuracy and correctness of the Accountant's original determination. Both parties shall each bear one-half (1/2) of the expenses of such certified public accountant. Any additional amounts payable by a party as a result of the other party's alternate determination shall be made within fifteen (15) days following the acceptance of such alternate determination or the resolution of such dispute, as the case may be.

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     1.6  Prorations.    In addition, in calculating "Net Worth", appropriate
          ----------
prorations will be made as of the Effective Date for all utilities, personal property taxes and other operating expenses for the premises, and the entire amount of all deposits and prepaid items relating to the Health Care Business or Assets which will inure to the benefit of PURCHASER. The parties shall make a good faith effort at Closing to calculate all post September 30, 1997 expenses relating to the Health Care Business (and approved by PURCHASER on or before Closing) that have been paid by SELLER, and SELLER shall be reimbursed in cash at Closing for such expenses, subject to final adjustment upon calculation of Net Worth as set forth in Paragraph 1.5 above. SELLER shall also tender to PURCHASER at Closing all cash receipts received by SELLER from the operation of the Health Care Business between October 1, 1997 and Closing relating to services rendered and products sold after September 30, 1997. In addition, SELLER shall transfer and assign all accounts receivable in existence as of Closing which arose out of the operation of the Health Care Business between October 1, 1997 and Closing relating to services rendered and products sold after September 30, 1997.

     1.7  Allocation of Purchase Price.    The Purchase Price shall be allocated
          ----------------------------
as set forth on EXHIBIT C.
                ---------

     1.8  Conditions of Tangible Personal Property.    All tangible personal
          ----------------------------------------
property comprising the Assets are sold "AS IS" and "WHERE IS" as of the Effective Date, ordinary wear and tear accepted to the Closing Date.


ARTICLE 2.  INSTRUMENTS OF CONVEYANCE AND TRANSFER.
            --------------------------------------

     2.1  Instruments.    On the Closing Date (as defined in Article 10.),
          -----------
SELLER shall deliver to PURCHASER the bill of sale, licenses, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, reasonably satisfactory in form and substance to PURCHASER and its counsel, as shall be effective to vest in PURCHASER all right, title and interest in and to the Assets. (A copy of the Bill of Sale, the Intellectual Property Assignment, Conveyance Transfer and License Agreement and Assignment and Assumption Agreement is attached as EXHIBITS D-1, D-2 and D-3,
                                        ------------  ---     ---
respectively). Simultaneously with delivery, SELLER will take all additional steps as may be requisite to put PURCHASER in possession and ownership of the Assets and entitle PURCHASER to operating control of the Assets.

     2.2  Acceleration.    EXHIBIT E lists the Assets which cannot be assigned
          ------------     ---------
without an acceleration or change in the terms and conditions thereof or without the consent of a third party. Except with regard to the consent from Execu-Flow, failure to obtain an assignment of any Asset shall not be grounds for termination of this Agreement by PURCHASER, or grounds for adjournment of the Closing Date, provided SELLER (i) has, prior to the Closing Date employed a good faith effort to secure the assignment of the Asset; (ii) at the Closing, SELLER executes such documents, as reasonably requested by PURCHASER to transfer to PURCHASER whatever right, title and interest SELLER is able to convey and (iii) continues following Closing to reasonably assist in the transfer of such Assets to PURCHASER.

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ARTICLE 3.  ASSUMPTION OF LIABILITIES.
            -------------------------

On the Closing Date PURCHASER agrees to assume only those liabilities of the SELLER pertaining to SELLER's Health Care Business which are specifically listed on EXHIBIT B (the "Assumed Liabilities") (a copy of the Assignment and
   ---------
Assumption Agreement is attached as EXHIBIT D-3).  Under no circumstances shall
                                    -----------
PURCHASER be responsible or liable for any liabilities not referenced on EXHIBIT
                                                                         -------
B including, without limitation, the following:
-
     3.1  Equity Holders. Liabilities of the SELLER to its stockholders and
          --------------
liabilities of the SELLER to any persons in connection with SELLER's equity interests including, without limitation, liabilities for unpaid dividends, except loans payable to Stockholder-Employees of SELLER as of October 1, 1997, which are specifically assumed by PURCHASER and referenced on EXHIBIT B. To the
                                                              ---------
extent Stockholder-Employee loans are payable on the books of SELLER, payments made prior to the Closing shall be deemed to be made by SELLER in the ordinary course of its business and to the extent the loans have not been paid in full at the time of Closing it shall be assumed by PURCHASER and paid by PURCHASER, without interest.

     3.2  PURCHASER.  Liabilities to PURCHASER as the PURCHASER of the Assets
          ---------
under this Agreement or in connection with any of the transactions contemplated by this Agreement.

     3.3  SELLER's Attorneys and Accountants. Liability of the SELLER or
          ----------------------------------
Shareholders to their attorneys or accountants in connection with this Agreement or the transactions contemplated thereby not paid by SELLER prior to the Closing Date.

     3.4  Taxes. Any federal, state or local taxes arising out of the
          -----
operation of SELLER's business (including the Health Care Business) through and including September 30, 1997.

     3.5 Non-Health Care Business and Other Liabilities. Liabilities relating to
         ----------------------------------------------
the aviation portion of SELLER's business (unless listed on EXHIBIT B.)
                                                            ---------

     3.6  Existing Employment Contracts and Benefits. Liabilities of SELLER
          ------------------------------------------
arising out of any of its existing employment contracts with its employees and any benefits payable to such employees, except as set forth in EXHIBIT B.
                                                                   ---------

ARTICLE 4.  INDEMNITY BY SELLER FOR LIABILITIES NOT ASSUMED.
            -----------------------------------------------

All liabilities and obligations not assumed by PURCHASER shall be the sole responsibility of, and shall be satisfied by SELLER, and SELLER shall indemnify PURCHASER pursuant to Article 12. INDEMNIFICATION, subject to the limitations set forth in Article 12.

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS.
            ---------------------------------------------------------
SELLER and Shareholders, jointly and severally, represent and warrant to PURCHASER as of the Effective Date and as of the Closing Date the following:

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     5.1  Organization, Standing and Power of SELLER.    SELLER is a corporation
          ------------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Florida and has corporate power to carry on its business as it is now being conducted and is not qualified or licensed to do business as a foreign corporation in any other jurisdiction. SELLER has not amended its Articles of Incorporation or By-Laws since the date hereof to Closing.

     5.2  Capital Structure.    The authorized capital stock of SELLER on the
          -----------------
Effective Date consists of five thousand (5,000) shares of common stock with par value of One and No/100 Dollar ($1.00) each, of which as of the Effective Date six hundred forty (640) shares were outstanding with unexercised stock options for an additional zero (0) shares.

     5.3  Authority.    The execution, delivery and performance of this
          ---------
Agreement shall be duly and validly authorized and approved by SELLER's Board of Directors and by the Shareholders prior to the Closing. The execution and delivery of this Agreement does not, and the consummation of the transactions described will not result in or constitute a default, breach or violation of the Articles of Incorporation of SELLER, or the By-Laws of SELLER, or any agreement, other than those disclosed in the exhibits, to which SELLER or either Shareholder is a party or by which any of the Assets are bound or creation or imposition of any lien, charge or encumbrance on any of the Assets. The authorizations of the Directors and Shareholders shall be delivered at Closing.

     5.4  Financial Statements.    The financial statements and balance sheet of
          --------------------
SELLER provided to PURCHASER have been prepared on a consistent basis throughout the periods indicated, and present fairly the financial position of SELLER as of the respective dates of the balance sheets included in the financial statements and the results of SELLER's operations for the respective periods, copies of all of which financial statements and balance sheets are attached hereto as EXHIBIT
                                                                        -------
V.
-

     5.5  Valid Transfer.    At the Closing SELLER will convey to PURCHASER all
          --------------
right, title and interest in the Assets free of any liens, claims, charges, encumbrances or assessments of any nature whatsoever except for liens or encumbrances relating to such Assets which arise out of the Assumed Liabilities set forth in EXHIBIT B.
             ---------

     5.6  Absence of Specified Changes.    Except as may be disclosed in the
          ----------------------------
exhibits to this Agreement, since September 1, 1997, there has been no:

          5.6.1 Material adverse change in the Assumed Liabilities, other non-Assumed Liabilities or Assets, of SELLER.

          5.6.2 Transaction by SELLER except in the ordinary course of business as conducted on that date.

          5.6.3 Capital expenditures or commitments by SELLER for the Health Care Business exceeding, in the aggregate, $5,000.00.

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          5.6.4  Commitment exceeding $2,500.00 in the aggregate by SELLER for the Health Care Business outside the ordinary course of business.

          5.6.5 Failure to maintain in full force and effect substantially the same level and types of insurance coverage as in effect on that date, or any destruction, damage to, or loss of any Asset of SELLER (whether or not covered by insurance) that materially and adversely affects the business or prospects of SELLER's Health Care Business.

          5.6.6 Sale, assignment or transfer of any tangible or intangible Asset of SELLER, including any rights to industrial or intellectual property, except in the ordinary course of business.

          5.6.7 Mortgage, pledge or other encumbrance of any tangible or intangible Asset of SELLER.

          5.6.8 Amendment, expiration or termination of any contract or license to which SELLER is a party for the Health Care Business, except in the ordinary course of business.

          5.6.9 Loan by SELLER to any person which is not reflected in the financial statements delivered to PURCHASER and set forth in EXHIBIT V.
                                                             ---------

          5.6.10 Borrowing of money except indebtedness which may be prepaid without penalty or premium on not more than thirty (30) days' notice.

          5.6.11 Agreement by SELLER to take any of the actions described above.

          5.6.12 Waiver or release of any material right or claim of SELLER's Health Care Business.

          5.6.13  Material change in accounting methods or practices by SELLER.

          5.6.14 Any labor trouble adversely affecting SELLER's Health Care Business or the Assets.

     5.7  Absence of Proceedings.    No action at law or in equity, and no
          ----------------------
investigations or proceedings of any kind are now pending or threatened to declare any of the corporate rights, powers or privileges of SELLER to be null and void or otherwise than in full force and effect.

     5.8  Absence of Undisclosed Liabilities.    SELLER has no material
          ----------------------------------
liability or obligation of any nature, accrued, absolute or contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in SELLER's balance sheet provided to PURCHASER and set forth in EXHIBIT
                                                                         -------
V, except for those that (i) may have been incurred after the date of such
-
balance sheet in the ordinary course of business or (ii) are not required by generally accepted accounting principles to be included in a balance sheet or the footnotes thereto.

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     5.9  Tax Returns and Audits.    Within the time and manner prescribed by
          ----------------------
law, SELLER has filed all federal, state, local and foreign tax returns required by law, which returns are true and correct in all material respects, and has paid all taxes, assessments, and penalties, if any, due and payable except as may be set forth in EXHIBIT G. SELLER has neither given nor requested any
                    ---------
waivers of statutes of limitations with respect to any tax matters. Tax returns for the years 1996, 1995 and 1994 have previously been provided to PURCHASER.

     5.10  Assets.
           ------

          5.10.1  Real Property.  SELLER leases the real property at which it
                  -------------
operates the Health Care Business, a copy of which lease is attached hereto as

EXHIBIT H.
---------

          5.10.2  Tangible Personal Property.  The books and records of SELLER
                  --------------------------
contain a complete and accurate description, and specify the location, of all vehicles, machinery, computer equipment and all other tangible personal property owned, in the possession of, or used by SELLER in its Health Care Business. Except as set out in EXHIBIT I, none of the Assets is subject to any lease,
                     ---------
security agreement or other security arrangement or is other than in the possession of SELLER. Each of the items of personal property used by SELLER in its Health Care Business is in good operating condition and repair, and there exists no condition which interferes with its economic value or use.

          5.10.3  Accounts Receivable.  EXHIBIT J contains an accounts
                  -------------------   ---------
receivable aging summary, which is an accurate summary of SELLER's Health Care Business accounts receivable as of September 30, 1997.

          5.10.4  Accounts Payable.  EXHIBIT K contains an Accounts Payable
                  ----------------   ---------
aging summary which is an accurate summary of SELLER's accounts payable as of October 1, 1997.

          5.10.5  Trade Names, Trademarks, Service Marks, Patents and
                  ---------------------------------------------------
Copyrights.  EXHIBIT L contains a schedule of trade names, trademarks, service
             ---------
marks, patents and copyrights owned by SELLER or in which SELLER has any rights or licenses for its Health Care Business, together with a brief description of each. Except as set out in EXHIBIT L, SELLER is not a party to any license,
                            ---------
agreement or arrangement, whether as licensor, licensee or otherwise, with respect to any trade names, trademarks, service marks, patents, or applications for them, or any copyrights which are used by SELLER in its Health Care Business. SELLER owns or has the right to use without restriction (and such is transferable to PURCHASER) all trade names, trademarks, service marks, patents and copyrights necessary for SELLER's Health Care Business as now conducted and the actual use thereof does not conflict with or infringe upon or otherwise violate any rights of others. All license agreements are in full force and SELLER is not in default under any of them, nor does SELLER have any knowledge of any claim that is in default or that an event of default has occurred, which, with the giving of notice or passage of time, would become a default.

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          5.10.6  Data Bases and Computer Software.  EXHIBIT M contains a list
                  --------------------------------   ---------
of all of SELLER's data base and software programs and related documentation and materials which are owned or used by SELLER and used by SELLER in the operation of its Health Care Business. All such software programs and materials perform in all material respects as intended and are free of catastrophic bugs or defects. Except as set forth in EXHIBIT M, SELLER is the sole owner and
                                 ---------
original developer of all such software programs and materials, and the actual use thereof does not conflict with or infringe upon or otherwise violate any rights of others. The information utilized by SELLER in the construction of SELLER's data base was lawfully obtained and SELLER has the lawful right to use the information.

          5.10.7  Title to and Adequacy of Assets.  Except as may be set forth
                  -------------------------------
in the exhibits, SELLER has good and marketable title to all the Assets, whether tangible or intangible. Except as provided in EXHIBITS E, I and L, the Assets
                                               ----------  -     -
are free and clear of restrictions on or conditions to transfer or assignment and free and clear of mortgages, liens, pledges, charges, encumbrances, claims, easements, rights of way, covenants, conditions or restrictions. The Assets constitute, in the aggregate, all of the property necessary for the conduct of the Health Care Business in the manner in which and to the extent to which it is currently being conducted (except for the Shared Assets).

     5.11  Existing Employment Contracts and Benefits.    EXHIBIT N contains a
           ------------------------------------------     ---------
list of all employment contracts (except those arising solely by operation of law) and collective bargaining agreements, and all bonus, profit-sharing, stock option, health and life insurance policies and benefits and other agreements providing for employee remuneration or benefits to which SELLER is a party or is bound, which the Parties agree PURCHASER or InfoCure is not assuming responsibility hereunder. All employment contracts and arrangements are in full force and effect, and SELLER is not in default under any of them nor has it knowledge of any claim that it is in default or that there is a claim that events have occurred, which, with the giving of notice or passage of time, would become events of default. There are no pension or profit-sharing plans in effect.

     5.12  Labor Relations; Employees.    SELLER employs a total of
           --------------------------
approximately thirty (30) employees.  Except as set forth in EXHIBIT N, (i)
                                                             ---------
SELLER has paid in full to, or accrued on behalf of, all employees all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them to the date thereof and all amounts required to be reimbursed to such employees; (ii) upon termination of the employment of any employee, SELLER will not, by reason of anything done prior to the Closing, be liable to any employee for "severance pay" or any other payments in excess of four (4) weeks compensation; (iii) SELLER is in substantial compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours;
(iv) there is no unfair labor practice complaint pending against SELLER before the National Labor Relations Board or any comparable state, local or foreign agency; (v) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving SELLER; (vi) no labor representation question is pending respecting the employees of SELLER; (vii) no grievance which

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

might have an adverse effect on SELLER or the conduct of its business nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted and (viii) no collective bargaining agreement is currently being negotiated by SELLER.

     5.14  Insurance Policies.    EXHIBIT O contains a list of all insurance
           ------------------     ---------
policies of SELLER, specifying the insurer, amount of coverage and type of insurance. Each policy is in full force and all premiums are currently paid. To the best of SELLER's knowledge and belief, the policy's coverage's are in sufficient amounts to adequately insure the SELLER's properties and businesses against losses.

     5.15  Compliance With Laws.    The Health Care Business of SELLER has not,
           --------------------
and as presently conducted, does not violate any federal, state, local or foreign laws, regulations or orders, the violation of which would have a material adverse effect upon SELLER nor has SELLER received notice of any violation which remains uncorrected.

     5.16  Litigation.    Except as set forth in EXHIBIT P, there is no suit,
           ----------                            ---------
action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending, or to the best of SELLER's knowledge, threatened against or affecting SELLER, its business, assets, or financial condition. If the matters set forth in EXHIBIT P were decided adversely, they
                                        ---------
would not result in a material adverse change in the business, assets or financial condition of SELLER. SELLER has caused to be made available to PURCHASER all relevant court papers and other documents relating to matters set forth in EXHIBIT P. SELLER is not in default with respect to any order, writ,
         ---------
injunction or decree of any federal, state, local or foreign court, department, agency, or instrumentality to which it is subject or by which it is bound. There are no such orders, writs, injunctions and decrees known to SELLER except as described in EXHIBIT P.
                ---------

     5.17  Governmental Consents.    Except for those consents, authorizations
           ---------------------
or approvals required to be obtained by PURCHASER, and except as set out in

EXHIBIT Q, no consent, authorization or approval of, or filing with, any
---------
federal, state, local or other governmental department, commission, board, agency or instrumentality is required to be made or obtained by SELLER in connection with the sale of the Assets or assumption of the Liabilities.

     5.18  Outstanding Debt.    EXHIBIT R contains a complete and accurate list
           ----------------     ---------
of all of SELLER's agreements for borrowed money which affect or relate to SELLER'S Health Care Business. SELLER is not in default in the payment of the principal of or interest or premium on any such indebtedness.

     5.19  Insider Transaction.    Except as set forth on the financial
           -------------------
statements described in EXHIBIT V, SELLER has not loaned or advanced any amount
                        ---------
to any "Insider" nor has SELLER sold, transferred or leased any of the Assets to, or entered into any agreement or arrangement with, any of its officers, directors or stockholders or any "affiliate" or "associate" of any of its officers, directors or stockholders (as such terms are defined in the rules and regulation of the Securities and Exchange Commission under the Securities Act of 1933, as amended).

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

     5.20  Material Misstatements or Omissions.    No representation, warranty
           -----------------------------------
or statement of SELLER in this Agreement or in any document, certificate or exhibit furnished under this Agreement or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained therein not misleading, as of the time when made.

     5.21  Broker's Fees. The SELLER has not engaged or entered into any
           --------------
agreement with any broker or finder in connection with any of the transactions contemplated by this Agreement involving the payment of any fee or compensation.

     5.22  Other Material Contracts.    EXHIBIT W contains a complete list of
           ------------------------     ---------
all other material contracts and agreements relating to the Health Care Business which have not been previously disclosed on other exhibits, and all of which are legally assignable to PURCHASER, or if not, appropriate consents have been obtained, except as noted in EXHIBIT E.
                             ---------

     5.23  Investment Matters.    With respect to its acquisition of the Long-
           ------------------
Term Note, and any shares of common stock of InfoCure issuable thereunder (collectively the "Securities"), the SELLER and each Shareholder (collectively, the "Investors") further, jointly and severally, represents and warrants to the PURCHASER and InfoCure as follows:

          5.23.1 By reason of his knowledge and experience in financial and business matters in general, and investments in particular, he is able to evaluate the merits and risks of an investment in the Securities;

          5.23.2 Their respective income and net worth are such that each is not now required, and does not contemplate in the future being required, to dispose of any portion of any investment in the Securities to satisfy any existing or contemplated undertaking;

          5.23.3 In evaluating the merits and risks of an investment in the Securities, each has relied upon the advice of its legal counsel, tax advisors and investment advisors;

          5.23.4 Each is able to bear the economic risk of an investment in the Securities, including, without limiting, the generality of the foregoing, the risk of losing part or all of the investment in the Securities, and the inability to sell or transfer the Securities for an indefinite period of time or at a price which would enable each to recoup its investment in the Securities;

          5.23.5 Except with respect to the anticipated distribution by SELLER of the Securities to the Shareholders and any subsequent sale pursuant to the Rights Agreement described in Paragraph 5.23.8 below, the purchase of the Securities is solely for its own account, for investment, and not with an intent to sell or offer for sale in connection with the distribution of the Securities, and no other person has any interest in or right with respect to the Securities, nor has there been any agreement to give any person any such interest or right in the future;

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

          5.23.6 Each Shareholder is an "accredited investor" as that term is defined in Section 501 of Regulation D of the Securities Act of 1933, as amended (the "Act");

          5.23.7 PURCHASER and InfoCure have afforded each and their respective advisors full and complete access to all information with respect to PURCHASER and InfoCure and their business and financial condition that each deem necessary in order to evaluate the merits and risks of an investment in the Securities; and

          5.23.8 Each has been advised that the Securities are deemed "restricted securities" as that term is defined in Rule 144 promulgated under the Act; provided, however, the parties acknowledge that the SELLER and Shareholders have been granted certain registration rights relating to the Securities as provided in that certain Agreement to Register Stock in the form of EXHIBIT Y attached hereto.
   ---------


ARTICLE 6.  REPRESENTATIONS AND WARRANTIES OF PURCHASER AND INFOCURE.
            --------------------------------------------------------
PURCHASER and InfoCure, jointly and severally, represent and warrant to SELLER as follows:

     6.1  Organization and Standing of PURCHASER.    PURCHASER is a corporation
          --------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Florida.

     6.2  Authority and Authorization of PURCHASER.    PURCHASER has the
          ----------------------------------------
corporate power to execute this Agreement and perform its obligations and has taken all necessary corporate action to enable it to fully perform its obligations.

     6.3  Broker's Fees.    The PURCHASER has not engaged or entered into any
          -------------
agreement with any broker or finder in connection with any of the transactions contemplated by this Agreement involving the payment of any fee or compensation.

     6.4  Financial Statements.    InfoCure's filings with the Securities and
          --------------------
Exchange Commission present fairly the financial position of InfoCure as of the respective dates of such filings.

     6.5  Authorized Stock.    InfoCure currently has, and shall maintain at all
          ----------------
times until the Note is fully paid, authorized, but unissued common capital stock in an amount sufficient for issuance to SELLER in the event of SELLER's conversion of the Note into stock.

     6.6  Commitments for Financing.    Upon Closing, PURCHASER shall have
          -------------------------
available, and shall maintain until payment is due, sufficient funds to pay the Short-Term Note and all amounts payable at Closing.


ARTICLE 7.  CONDUCT AND TRANSACTIONS PRIOR TO CLOSING.
            -----------------------------------------
PURCHASER and SELLER agree that from the Effective Date until the Closing.

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

     7.1  PURCHASER's Access to Information.   PURCHASER's counsel,
          ---------------------------------
representatives and agents shall have full access, during normal business hours, to all properties, books and records of SELLER's Health Care Business. PURCHASER's representatives shall be furnished all data concerning the Health Care Business and the Assets. All information obtained from SELLER by PURCHASER, its officers, employees, servants and representatives, pursuant to, and in negotiating, this Agreement shall be held in strict confidence and not used for PURCHASER's own benefit except to consummate this Agreement; and, if the transactions contemplated in this Agreement shall not be consummated, such confidence shall be maintained and all such documents and all copies thereof shall immediately hereafter be returned to SELLER.

     7.2  Board of Directors and Shareholders Approval.    SELLER shall submit
          --------------------------------------------
this Agreement to its Board of Directors and Shareholders for approval, as soon as practicable, and PURCHASER shall submit the transactions contemplated by this Agreement to its Board of Directors or Executive Committee for approval as soon as practicable.

     7.3  Conduct of Business in Normal Course.    SELLER shall (i) carry on its
          ------------------------------------
business in substantially the same manner as planned and previously operated;
(ii) preserve its business organization and existing business relationships intact and (iii) refrain from taking any of the actions described in Paragraph 5.6.

     7.4  Governmental Authorizations.    PURCHASER and SELLER shall cooperate
          ---------------------------
with each other in filing any necessary notifications, applications, reports or other documents with any federal, state or local authorities having jurisdiction with respect to the transactions described in this Agreement.

     7.5  Changes in Compensation.    All material changes, after the Effective
          -----------------------
Date, in compensation payable to officers, directors and employees of SELLER shall be subject to approval by PURCHASER, which approval shall not be unreasonably withheld.

     7.6  Further Assurances.    Each party shall execute and deliver
          ------------------
instruments and take other actions as the other party may reasonably require in order to carry out the intent of this Agreement.


ARTICLE 8.  CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO
            --------------------------------------------------
PURCHASE THE ASSETS AND ASSUME THE LIABILITIES.
----------------------------------------------

The obligation of PURCHASER to purchase the Assets and assume the Liabilities is subject to the satisfaction, at or before the Closing, of the conditions set out below unless the requirement has been waived in writing by PURCHASER.

       8.1  Accuracy of SELLER's and Shareholders' Representations and
            ----------------------------------------------------------
Warranties. The representations and warranties of SELLER set out in Article 5.
----------
shall be as true on the Closing Date as though made at that time, and PURCHASER shall have received a certificate signed by the Chairman of the Board or the President of SELLER to that effect.

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

       8.2  Performance by SELLER.  SELLER shall have substantially performed
            ----------------------
all the conditions of this Agreement unless the requirement has been waived, in writing, by PURCHASER.

       8.3  Board of Directors and Shareholders Approval.  The Board of
            --------------------------------------------
Directors and Shareholders of SELLER shall have approved the transactions described in this Agreement. The resolutions approving the transactions shall be delivered at Closing.

       8.4  No Material Adverse Change.  During the period from the Effective
            ---------------------------
Date to the Closing, there shall not have been any material adverse change in the financial condition or in the results of operations of SELLER's Health Care Business, and SELLER shall not have sustained any material loss or damage to the Assets, whether or not insured, that materially affects SELLER's ability to conduct a material part of its Health Care Business.

       8.5  Governmental Authorizations. SELLER shall have obtained any
            ----------------------------
consents,or authorizations and made any filings listed EXHIBIT Q as required
                                                       ---------
to be made by SELLER.

       8.6  Receipt of Other Necessary Consents.  Except as described on
            -----------------------------------
EXHIBIT E, all other necessary consents or approvals of third parties to any of
---------
the transactions contemplated hereby, the absence of which would affect PURCHASER's rights hereunder, shall have been obtained and shown by written evidence reasonably satisfactory to the PURCHASER.

       8.7  Opinion of SELLER's Counsel.  PURCHASER shall have received from
            ---------------------------
SELLER an opinion of counsel, dated the Closing Date, in form and substance reasonably satisfactory to PURCHASER and its counsel, that (i) SELLER is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; (ii) SELLER has the necessary corporate power to own its property and conduct its business as now operated; (iii) this Agreement is valid and binding on SELLER and its Shareholders, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; (iv) except as disclosed in the exhibits, to the best of counsel's knowledge, SELLER is not a party to any agreement or arrangement material to it which would be violated; (v) counsel does not know of any litigation, proceeding or governmental investigation pending or threatened against or relating to SELLER or its properties or business or the transactions contemplated by this Agreement other than as set forth in the opinion or EXHIBIT
                                                                         -------
P.
--

       8.8  Absence of Litigation.  Other than as set forth in EXHIBIT P, no
            ----------------------
action, suit or proceeding before any court or any governmental body or authority pertaining to the acquisition of the Assets by PURCHASER or materially affecting the Assets shall have been instituted or threatened on or before the Closing.

       8.9  Employment of Key Personnel of SELLER. The personnel of SELLER
            -------------------------------------
deemed to be critical or desirable to the operations of SELLER's businesses as set forth on EXHIBIT S shall have executed a Covenants Agreement in the form
             ---------
of EXHIBIT Z satisfactory to PURCHASER.[SECTION DELETED BY HAND]
   ---------
                                      -14-

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

      8.10  Sublease and Facilities Sharing Agreement. SELLER shall have
            ------------------------------------------
executed and delivered the Sublease and Facilities Sharing Agreement in the form of EXHIBIT X.
            ---------

      8.11  Tradename Restriction Agreement. SELLER shall have executed and
            --------------------------------
delivered the Tradename Restriction Agreement in the form of EXHIBIT U.
                                                             ---------

      8.12  SELLER's Operating Income Performance. SELLER shall be on schedule
            --------------------------------------
to generate $200,000.00 or more operating income for the year ending January 31st, 1998, and no material or adverse changes in its operations for performance shall have occurred for the period through June 30th, 1997.

      8.13  Noncompete Agreements.  SELLER and Shareholder shall have
            ----------------------
each executed those certain Noncompete Agreements in the form attached hereto as EXHIBIT T.
   ----------

ARTICLE 9.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO SELL THE ASSETS.
            ---------------------------------------------------------------
The obligation of SELLER to sell the Assets is subject to the satisfaction, at the time of Closing, of the conditions set out below.

     9.1  Accuracy of PURCHASER's and InfoCure's Representations and Warranties.
          ---------------------------------------------------------------------
The representations and warranties of PURCHASER and InfoCure set out in
Article 6. shall be true on the Closing Date as though made at that time unless the requirement has been waived in writing by SELLER.

     9.2  Performance by PURCHASER.    PURCHASER and InfoCure shall have
          ------------------------
complied with all conditions of this Agreement unless the requirement has been waived in writing by SELLER.

     9.3  Board of Directors Approval.    The Board of Directors or the
          ---------------------------
Executive Committee of PURCHASER and InfoCure shall have approved the transactions described in this Agreement. PURCHASER and InfoCure shall promptly take all steps necessary to submit, and have approved, the transactions described in this Agreement by its Board of Directors. The approvals shall be delivered at Closing.

     9.4  Governmental Authorizations.    PURCHASER and InfoCure shall have
          ---------------------------
filed any information described in Paragraph 5.17, required by any governmental authority and shall have received any necessary governmental consents or authorizations required by the transactions described in this Agreement or the continuation of the business of SELLER after the Closing. PURCHASER and InfoCure shall promptly and in good faith make such filings and perform such other acts, deeds, or things, which may be reasonably necessary to secure the consents or authorizations.

     9.5  Opinion of PURCHASER's and InfoCure's Counsel.  SELLER shall have
          ---------------------------------------------
received from PURCHASER and InfoCure an opinion of PURCHASER's and InfoCure's counsel, dated the Closing Date, in form and substance satisfactory to SELLER and its counsel,
                                      -15-

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

that (i) PURCHASER is a corporation duly organized and validly existing and in good standing under the laws of Florida; (ii) PURCHASER has the corporate power to execute this Agreement and to perform its obligations; (iii) this Agreement is valid and binding on PURCHASER and InfoCure and (iv) all government authorizations have been obtained and performance of the Agreement will not violate any law, judgment, decree, rule or regulation to which PURCHASER and InfoCure are subject.

ARTICLE 10.  THE CLOSING.
             -----------

     10.1  Time and Place.    The transfer of the Assets and Liabilities to
           --------------
PURCHASER by SELLER shall take place at 10:00 a.m. local time, on November 14, 1997 (the "Closing" or "Closing Date"), but shall be effective as of the close of business on the Effective Date at the offices of Mishan, Sloto, Greenberg & Hellinger, P.A., 200 South Biscayne Boulevard, Suite 2350, Miami, Florida, or at such other time and place as SELLER and PURCHASER shall mutually agree upon.

     10.2  Bill of Sale and Other Agreements.    SELLER and Shareholders, as the
           ---------------------------------
case may be, shall at Closing supply the Bill of Sale and other documents as provided in Article 2. or referenced in Article 8.

     10.3  Payment to SELLER by PURCHASER.    At the Closing, PURCHASER shall
           ------------------------------
deliver to SELLER the Short-Term Note and the Long-Term Note and any cash required pursuant to this Agreement to be delivered at Closing.


ARTICLE 11.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except for the
             ------------------------------------------
representations and warranties set forth in Paragraphs 5.5 and 6.4, which shall continue without expiration, all representations and warranties made in Article
5. shall be continuing and shall survive the Closing, but shall expire two (2) years after the Closing Date, with the time for making a claim to expire eighteen (18) months from the Closing Date.

ARTICLE 12.  INDEMNIFICATION.
             ---------------

     12.1  Indemnification.    SELLER and Shareholders, jointly and severally,
           ---------------
on the one hand and PURCHASER, on the other, covenant and agree to indemnify the other against any and all losses, damages, costs and expenses, including reasonable attorney's fees which either may incur by reason of any loss suffered by either in respect of a breach by the other of this Agreement (such loss, damage, cost, expense or fees called a "Loss" or "Losses"). This indemnity shall not require payment as a condition precedent to recovery.

     12.2  Participation in Defense.    If any proceeding in respect of which
           -------------------------
indemnity may be sought by either party shall be brought against PURCHASER, on the one hand, or SELLER or Shareholders, on the other, the party from whom indemnity is requested shall be entitled to participate in the defense at its own expense and to settle with the consent of the other party,

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

which consent shall not be unreasonably withheld, any action provided that PURCHASER, on the one hand, and SELLER or Shareholders, on the other, shall be released from any liability by the settlement.

     12.3  Indemnification of Directors, Officers, Shareholders and Employees.
           ------------------------------------------------------------------
PURCHASER, following the Closing, shall indemnify and hold harmless the SELLER and its directors, officers, employees, shareholders and guarantors of SELLER, from the obligations or Liabilities assumed by PURCHASER and from claims made and/or suits instituted, including reasonable counsel fees, costs and expenses incurred in defense. Provided, however, nothing shall be construed to obligate PURCHASER to any tax, impost, assessment, fine and/or levy and/or penalties or interest, imposed as an income tax against SELLER or its Shareholders on the sale of the Assets.


ARTICLE 13.  OBLIGATIONS AFTER THE CLOSING.
             -----------------------------

     31.1  Execution of Further Documents.    From and after the Closing Date,
           ------------------------------
upon request of the PURCHASER, the SELLER and Shareholders shall, and the Shareholders shall cause SELLER to execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyance, powers of attorney and assurances as may be required to convey and transfer to and vest in the PURCHASER free and clear title to the Assets and as may be appropriate otherwise to carry out the transactions contemplated by this Agreement.

     13.2  PURCHASER shall assume and pay each and all of the following:

          13.2.1 Any tax on sales of product made by SELLER to its customers, between October 1, 1997, and including the Closing Date.

          13.2.2 Documentary stamp taxes and intangible taxes, if any, on the Short-Term Note and the Long-Term Note.

     13.3  SELLER's Access to Information.   SELLER shall have a right to have
           ------------------------------
access to and copy of all records of SELLER necessary for preparation of employee tax returns, employee tax reports and customary accounting functions. Additionally, PURCHASER agrees to make available to SELLER, at reasonable times and upon reasonable advance notice, relevant records and personnel in connection with the preparation of a defense or the participation in a defense, or a negotiation or a settlement, relating to any pending, future, or threatened litigation or government agency proceeding (including a tax audit) involving the conduct of SELLER before the Closing.

     13.4  Accounts Receivable.    In the event that after the Closing Date
           -------------------
PURCHASER shall receive a payment from any account debtor with respect to the accounts receivables retained by SELLER, PURCHASER shall promptly endorse said payment without recourse and promptly forward the remittance to SELLER. In the event that after the Closing Date SELLER shall receive a payment from any account debtor with respect to accounts receivables created on or

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

after October 1, 1997, SELLER shall, and Shareholders shall cause SELLER to, promptly endorse said payment without recourse and promptly forward the remittance to PURCHASER.

     13.5  Operation of Business.    PURCHASER and InfoCure shall cause
           ---------------------
PURCHASER to continue to operate the Health Care Business in good faith through at least March 31, 1998. The parties further agree that in calculating the Earn-Out, full credit shall be given for sales during the six (6) month period ending March 31, 1997, to (i) new customers of PURCHASER and (ii) existing customers of SELLER as of the Closing Date, regardless of whether such sales are booked by PURCHASER or any affiliate of PURCHASER or InfoCure.


ARTICLE 14.  MISCELLANEOUS.
             -------------

     14.1  Publicity.    All notices to third parties and all other publicity
           ---------
concerning the transactions and contemplated by this Agreement shall be jointly planned and coordinated by PURCHASER and SELLER. Neither party shall act unilaterally in this regard without the prior approval of the other, which approval shall not be unreasonably withheld, except where required by federal and state securities law.

     14.2  Costs.    SELLER and PURCHASER represent that they have dealt with no
           -----
broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. PURCHASER and SELLER shall pay all costs and expenses incurred or to be incurred by each in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement. Costs and expenses incurred by SELLER as provided herein, inclusive of SELLER's legal and accounting fees shall be deemed incurred in the ordinary course of SELLER's business. Any legal and accounting fees unpaid on the Closing Date shall not be assumed by PURCHASER.

     14.3  Notices.    Any notice, demand, request or other communication under
           -------
this Agreement shall be in writing and shall be deemed to have been given on the date of service if personally served or delivered by a nationally recognized overnight courier service or on the fifth (5th) day after mailing if mailed by certified mail, return receipt requested, addressed as follows:


To PURCHASER:  CCI Acquisition, Inc.
               c/o InfoCure Corporation
               2970 Clairmont Road
               Suite 950
               Atlanta, Georgia 30329
               Attention:  James K. Price

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

To SELLER:     Commercial Computers, Inc.
               7875 N.W. 12th Street
               Suite 120
               Miami, Florida 33126
               Attn:  Margie Willensky

     14.4  Assignment and Successors.  Neither PURCHASER nor SELLER may assign
           --------------------------
any rights or delegate any duties hereunder, except that SELLER's Shareholders shall succeed to SELLER's rights and obligations in the event of the liquidation of SELLER; provided, however, no Shareholder of SELLER shall have any liability to PURCHASER in excess of that sum received by the Shareholder in the liquidation of SELLER.

     14.5  Binding Effect.  Subject to Paragraph 14.4, this Agreement shall be
           ---------------
 binding upon and inure to the benefit of the successors of the parties.

     14.6  Governing Law.   This Agreement shall be construed in accordance
           --------------
with, and governed by, the laws of the State of Florida.

     14.7  Severability.    Each provision of this Agreement is intended to be
           -------------
severable.

     14.8  Amendment of Exhibits.  All exhibits may be amended by SELLER at
           ----------------------
any time prior to the Closing; provided, however, that PURCHASER shall have the right to terminate this Agreement without obligation if any such amendment results in a material adverse change to SELLER's representations and warranties.

     14.9  Closing Delays.    Any provision contained in this Agreement to the
           --------------
contrary notwithstanding, either party, upon written notice to the other party, may adjourn the Closing Date one (1) time only for a period not to exceed thirty
(30) days; provided, however, without the written consent of both parties, the aggregate time of adjournments for both parties permitted pursuant to this paragraph shall not exceed thirty (30) days and any number of adjourned days noticed by SELLER pursuant to this paragraph shall not be subject to payment of the pro rata increase sum provided for in Paragraph 10.4 of this Agreement.

     14.10  Bulk Sales.    The parties waive compliance with the Florida Bulk
            ----------
Sales Act or equivalent, if the Act be applicable. Nothing contained in this paragraph shall be construed to be deemed a determination by either party that the Act is applicable to the transactions contemplated by this Agreement.




                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

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

SELLER:                           PURCHASER:

Commercial Computers, Inc.        CCI Acquisition, Inc.



By: /s/ Harvey Willensky          By: /s/ Michael Warren
    --------------------              ------------------
Its:President                     Its: Chief Financial Officer
    ---------                          -----------------------


SHAREHOLDERS:                     INFOCURE:

                                  InfoCure Corporation


/s/ Marjorie Willensky            By: /s/ James K. Price
----------------------                ------------------
Marjorie Willensky                Its: Executive Vice President
                                       ------------------------


/s/ Harvey Willensky
--------------------
Harvey Willensky

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